UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 13, 2012

Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas
(State or other jurisdiction of incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 13, 2012, Steiner Leisure Limited (the "Company") held its 2012 annual meeting of shareholders (the "2012 Annual Meeting"). Below is a summary of the proposals and corresponding votes.

The first proposal was the election of two Class I directors to serve for terms of three years, until the Company's 2015 annual meeting of shareholders or until their successors are duly elected and take office, unless, prior to that date, they have resigned or otherwise left office. Both Class I directors were elected by the Company's shareholders, with each director receiving votes as follows:

Nominee	For	Withheld
Clive E. Warshaw	11,881,282	974,868
David S. Harris	12,267,715	588,435

There were 1,522,110 broker non-votes with respect to this proposal.

The second proposal was the approval of the 2012 Incentive Plan (the "Plan"). The principal reason for proposing the adoption of the Plan at this time was to replace the Company's 2009 Incentive Plan, which had insufficient common shares of the Company remaining available for making awards to the Company's officers, employees and directors. Upon approval of the Plan, the 2009 Incentive Plan was terminated, other than with respect to awards remaining outstanding thereunder.

The Plan, among other things, allows the Company to award share options, share appreciation rights and shares (including restricted shares, restricted share units and performance shares) and cash performance awards. There are 1,200,000 common shares of the Company available for issuance under the Plan.

Persons eligible to receive awards under the Plan are (i) employees of the Company serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or any subsidiary of the Company.

The above summary of the Plan is qualified in its entirety by reference to the 2012 Incentive Plan, a copy of which is attached hereto as Exhibit 10.37 and which is incorporated herein by reference.

The Plan was approved by the Company's shareholders pursuant to the following vote:

For	Against	Abstain
11,670,638	927,069	258,443

There were 1,522,110 broker non-votes with respect to this proposal.

The third proposal was the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The appointment was ratified by the Company's shareholders pursuant to the following vote:

For	Against	Abstain
14,305,257	59,548	13,455

There were no broker non-votes with respect to this proposal.

The fourth proposal was a non-binding advisory vote on the compensation of the executive officers of the Company named in the compensation tables in the Company's proxy statement for the 2012 Annual Meeting ("Say on Pay"). The Say on Pay proposal was approved by the Company's shareholders pursuant to the following vote:

For	Against	Abstain
11,422,799	1,178,098	255,253

There were 1,522,110 broker non-votes with respect to this proposal.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
10.37	Steiner Leisure Limited 2012 Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: June 15, 2012	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer